SUBLEASE TERMINATION AND RELEASE AGREEMENT


     THIS AGREEMENT is made and entered into as of the 26th day of August, 2002 (the "Effective Date") by and between Sage, L.L.C., a Washington limited liability company doing business in Massachusetts as Sage Assisted Living, L.L.C. ("Landlord") and Emeritus Properties XIV, LLC, a Washington limited liability company ("Tenant").

                                    RECITALS

     A. Pursuant to a Lease dated as of January 1, 2002 between Auburn Land, LLC ("Owner") and Landlord (the "Lease") Landlord is the lessee of that certain real property located at 669 Washington Street, Auburn, MA 01501 which is more fully described in Exhibit A hereto (the "Real Property") and the 108 unit assisted living facility located thereon and commonly known as The Lodge at Eddy Pond (the "Facility"), and Landlord subleases the Facility to Tenant pursuant to that certain Sublease Agreement dated January 1, 2002 (the "Sublease").

     B. Under the terms of Section 2.2 of the Lease, Owner granted to Landlord the right to purchase the Real Property and the Facility (the "Purchase Option"). Owner further granted Landlord the right to assign the Purchase Option to Emeritus Corporation ("Emeritus") or to any subsidiary or affiliate entity whose ownership is at least 51% in common with Emeritus and of which Emeritus has control or in common control.

     C.     Tenant  is  wholly  owned  by  Emeritus.

D. Landlord has assigned the Purchase Option to Tenant and Tenant has duly exercised the Purchase Option.

E. In connection with the sale of the Real Property and the Facility by Landlord to Tenant (the "Sale Transaction"), Owner and Landlord have agreed to terminate the Lease and Landlord and Tenant have agreed to terminate the Sublease.

     F. Landlord and Tenant are interested in (i) confirming termination of the Sublease and (ii) releasing each other from further liability under the Sublease.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

     1. Sublease Termination. Landlord and Tenant hereby confirm the termination of the Sublease as the Effective Date.

     2.  Release.

     a. As of the Effective Date, Landlord hereby releases Tenant and any past or present officer, director, employee, agent or shareholder thereof (collectively, the "Tenant Released Parties") and the Tenant does hereby release Landlord and any past or present officer, director, employee, agent or shareholder thereof (the "Landlord Released Parties") from any and all liability under the Sublease; provided, however, nothing herein shall be construed as releasing Landlord from its obligation to return to Tenant within five (5) business days after the Effective Date any security deposit which it may be holding under the terms of the Sublease or as releasing Tenant or Landlord from any obligations which it may have under the Sublease with respect to its acts or omissions prior to the Effective Date.

     c. The release provided for in this Paragraph 2 shall be fully and unconditionally effective on the Effective Date.

     3 Tenant Representations. Notwithstanding anything contained herein to the contrary, Tenant represents that: (i) Tenant is wholly owned by Emeritus
Corporation and (ii) Tenant is not aware of any default, or event given the passage of time that would become a default, by the Landlord under the Sublease, and has not received, or is aware of, any form of governmental notice of violation of any law, code or similar restriction affecting or relating to the Real Property and/or the Facility.

     4. Further Assurances. Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree to execute and/or file any and all other documents, agreements or other instruments as may be necessary or appropriate to confirm the agreements reached by, and the obligations imposed on, Landlord and Tenant hereunder.

     5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     6. Entirety. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, negotiations and writings with respect thereto. This Agreement may only be amended by written instrument signed by the parties hereto.

     7. Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute among the parties with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any party hereto.

     8. Attorneys Fees. In the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable attorneys fees and costs, including its costs and fees on appeal.

     9. Captions. The captions are included in this Agreement for convenience of reference only and shall not be construed so as to define, limit or modify in any manner any of the terms hereof.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Massachusetts .

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                              SAGE,  L.L.C.


                              By:         /s/  Daniel  R.  Baty
                              Name:            Daniel  R.  Baty
                              Its:     ______________________________


                              EMERITUS  PROPERTIES  XIV,  LLC


                              By:     Emeritus  Corporation
                              Its:     Sole  Member


                                   By:     /s/  Raymond  R.  Brandstrom
                                   Name:        Raymond  R.  Brandstrom
                                   Its:        CFO

                                ACKNOWLEDGEMENTS

STATE  OF  WASHINGTON     )
                         )  ss.
COUNTY  OF  KING               )

     On this ___ day of ________________, 2002 before me appeared ___________ to me personally known, who, being by me duly sworn, did say that he is the Manager of Sage, L.L.C., a Washington limited liability company, that the foregoing instrument was signed and sealed on behalf of said limited liability company and he acknowledged said instrument to be the free act and deed of said limited liability company.



                         ______________________________________
Notary  Public  in  and  for  the  State  of  Washington
                         My  Commission  Expires:     ________________


STATE  OF  WASHINGTON     )
                         )  ss.
COUNTY  OF  KING               )

     On this ___ day of ________________, 2002 before me appeared ___________ to me personally known, who, being by me duly sworn, did say that he is the __________ of Emeritus Corporation, the sole member of Emeritus Properties XIV, LLC., a Washington limited liability company, that the foregoing instrument was signed and sealed on behalf of said limited liability company and he acknowledged said instrument to be the free act and deed of said limited liability company.



                         ______________________________________
Notary  Public  in  and  for  the  State  of  Washington
                         My  Commission  Expires:     ________________